Brookline Bank Brookline Bancorp, Inc. Annual Meeting April 30, 2009 Exhibit 99.1

Presentations Paul R. Bechet- Chief Financial Officer Financial Highlights Charles Peck- President, Senior Loan Officer Loan Activity Jane M. Wolchonok- SVP, Retail Banking Retail Banking Highlights Paul A. Perrault- President, Chief Executive Officer

Paul R. Bechet Chief Financial Officer

Forward-Looking Information This presentation contains forward-looking information for Brookline Bancorp, Inc. Such information constitutes forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, (1) economic conditions, (2) changes in the interest rate environment, (3) increased competition, (4) legislative or regulatory changes that adversely affect our business and (5) our ability to accomplish our growth goals.

Balance Sheet Highlights 2009 2008 2007 Assets 2,624 $ 2,613 $ 2,419 $ Loans 2,124 2,106 1,891 1 11 Retail deposits 1,436 1,328 1,250 8 6 Borrowed funds and brokered deposits 675 764 623 (12) 23 0% 8% (dollars in millions) March 31, December 31, Percent Change 1st Qtr. 2009 2008 Year

Stockholders’ Equity 484.3 $ 493.9 $ 518.7 $ (in millions) Stockholders' equity to assets ratio Tangible equity to assets ratio 19.8% 2007 Dec. 31, 17.0% 18.9% 17.4% 2008 March 31, 2009 18.5% Dec. 31, 21.4%

Interest Rate Spread and Net Interest Margin Greatly influenced by: Overnight rates on federal fund borrowings September 30, 2007 5.25% December 31, 2007 4.25% March 31, 2008 2.25% December 31, 2008 - target range zero to 0.25% Competition

Interest Rate Spread and Net Interest Margin 3.13% 3.16% 3.10% 3.00% 2.14% 2.12% 2.32% 2.38% 1.75% 2.00% 2.25% 2.50% 2.75% 3.00% 3.25% 3.50% 2006 2007 2008 Mar-09 Rate Net Interest Margin Interest Rate Spread

Net Income 2008 2007 Net interest income 74,666 $ 72,080 $ Provision for credit losses (11,289) (6,882) 64 Securities gains (losses) (2,849) 47 NA Net income 12,850 17,742 (28) Earnings per share 0.22 $ 0.30 $ (27) Percent Change (dollars in thousands except per share data) 4%

Net Income 1st Qtr. 1st Qtr. Percent 2009 2008 Change Net interest income 19,106 $ 17,160 $ Provision for credit losses (2,801) (2,114) 32 Securities losses (726) (1,249) (42) Net income 3,444 2,694 28 Earnings per share 0.06 $ 0.05 $ 20 (dollars in thousands except per share data) 11%

Loans Delinquent Over 30 Days and Allowance for Loan Losses Percent Percent Amount of Loans Amount of Loans (in thousands) (in thousands) Mortgage and commercial loans 3,913 $ 0.28% 4,651 $ 0.35% Indirect automobile loans 8,394 1.45% 13,137 2.20% Eastern Funding loans 3,286 2.19% 2,929 1.99% Total loans delinquent over 30 days 15,593 $ 0.74% 20,717 $ 0.99% Allowance for loan losses: Amount 28,943 $ 28,296 $ Percent of total loans 1.36% 1.34% At December 31, 2008 At March 31, 2009

Non-Performing Assets March 31, December 31, 2009 2008 Non-accrual loans: Commercial mortgage loans 2,318 $ 2,318 $ 1,161 632 Indirect automobile loans 177 468 Eastern Funding loans 3,334 2,641 Total non-accrual loans 6,990 6,059 Repossessed assets 2,117 2,136 Total non-performing assets 9,107 $ 8,195 $ Non-performing assets as a percent of total assets 0.35% 0.31% (in thousands) Residential mortgage loans

Charles Peck President, Senior Loan Officer

Loan Growth Mortgage Loan growth during 2008 substantially exceeded budget Commercial & Industrial (C&I) loan growth over 10% Expected loan growth for this year 0 100 200 300 400 500 600 700 800 900 3/31/07 12/31/07 3/31/08 12/31/08 3/31/09 $ Mil Commercial real estate Indirect auto loans 1-4 family Eastern Funding loans Commercial loans (incl condo assoc.)

Jane M. Wolchonok Senior Vice President Retail Banking

2008 Results Solid Deposit Growth Home Equity Volume Increased Continued Expansion & Major Investment in Improving Our Branch Network Opened Burlington Relocated Malden Renovated 2 Existing Branches Facelift at our Brookline Village Headquarters

Burlington

Burlington

Malden

Malden

South Brookline

Washington Square

Brookline Village

Brookline Village

2009 Key Retail Priorities Deposit Growth with a Focus on Core Accounts Continued Branch Expansion & Renovation Focus on Business Banking & Cash Management

Paul A. Perrault President & Chief Executive Officer